UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2005

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On Saturday, September 17, 2005, David Moore, Chairman of the Board of Corinthian Colleges, Inc. (the "Company"), received correspondence from Michael Berry, in which Mr. Berry announced his resignation from the Company’s Board of Directors effective September 18, 2005. Mr. Berry was a member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Mr. Berry’s three-year term of service on the Board was scheduled to expire in November 2005. The reasons for Mr. Berry’s resignation are set forth in his correspondence to Mr. Moore, a copy of which is attached hereto as Exhibit 99.1.

The Company believes it has a strong, independent Board comprised of talented, diverse individuals, who bring insightful perspective to the Board. While the Company shares Mr. Berry’s disappointment with its recent operating results, the Company is working diligently to implement its previously announced plans to improve those results. The Company appreciates Mr. Berry’s three years of service on the Board and wishes him well in his future endeavors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

September 22, 2005	By:	Jack D. Massimino

Name: Jack D. Massimino
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Resignation Letter received from Michael Berry on September 17, 2005.